UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2023

LATHAM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road Latham, NY 12110
(Address of principal executive offices) (Zip Code)

(800) 833-3800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements and Offer Letters – Executive Officers

On July 24, 2023, Latham Pool Products, Inc. (“Latham Pool”), a wholly owned subsidiary of Latham Group, Inc. (the “Company”), entered into amendments to the employment agreements (collectively, the “Amendments”) of Scott Rajeski and Sanjeev Bahl, the continuing named executive officers of the Company, as well as other employees on Latham Pool’s executive leadership team (excluding Mark Borseth, the Interim Chief Financial Officer) and the controller of Latham Pool (each, a “Participant”). The Amendments effectively terminate the applicable employment agreements, provide for a general release of claims and set forth the terms of the Offer Letters with each Participant. Concurrently, Latham Pool entered into an offer letter (collectively, the “Offer Letters”) with each Participant, which sets forth the terms and conditions of continuing employment, on an at-will basis, with Latham Pool. The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) determined to effectuate the Amendments and Offer Letters in order to standardize the employment terms and severance benefits of key leaders of the Company.

Each Offer Letter (i) sets forth specified compensation matters, including initially to continue the annual base salary and target bonus (as a percentage of the annual base salary) in effect as of the effective date of the Amendment, except to increase the annual base salary in an amount equal to the cash value of specified annual perquisites provided to the applicable Participant (and thereafter, such perquisites will no longer be provided), (ii) specifies eligibility to continue to participate in the Company’s annual equity and cash incentive programs and the other employee benefit plans and programs generally available, and (iii) provides for the execution of ancillary agreements among the parties, including a Confidentiality, Non-Competition, and Non-Solicitation Agreement and a Mutual and Binding Employment Arbitration Agreement. Each Offer Letter of Participants, including Messrs. Rajeski and Bahl, also provides such Participants with eligibility to receive the termination benefits set forth in the Latham Pool Products, Inc. Officer Severance Plan (the “Severance Plan”), described below.

The foregoing summaries of the material terms of the form of Amendment and the form of Offer Letter applicable to the Participants, including Messrs. Rajeski and Bahl, are qualified in their entirety by reference to the full text of the form of Amendment and the form of Offer Letter, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Officer Severance Plan

The Severance Plan provides the Participants with certain payments and benefits (i) following specified termination events and (ii) following specified termination events subsequent to a change of control of the Company. The Severance Plan supersedes prior severance plans or arrangements, including any prior severance plans or arrangements in any employment agreements that contain applicable severance provisions. The Severance Plan will expire on December 31, 2025 (unless a Change of Control has occurred prior to such date), although payment and benefit obligations from a termination event prior to such date will continue thereafter.

Under the Severance Plan, a Participant receives the following payments and benefits, if the Administrator (as defined in the Severance Plan) determines that (i) the Participant resigned for Good Reason (as defined in the Severance Plan) or (ii) the Participant was involuntarily terminated by Latham Pool for reasons other than for Cause (as defined in the Severance Plan):

•	1.5x (CEO) or 1x (other Participants generally) of base salary, payable ratably over a period of 18 months or one year, respectively, in accordance with Latham Pool’s regular payroll practices;

•	During the severance period (subject to specified events that would terminate such payments on an earlier date), an amount equal to the full cost of continuation coverage premiums under COBRA for the Participant and eligible dependents; and

•	The Compensation Committee may determine that the Participant will be eligible to continue to vest in such person’s equity awards during the severance period.

If the Participant resigns for Good Reason or the Participant is involuntarily terminated by Latham Pool for reasons other than for Cause, in each case within 12 months following a Change in Control (as defined in the Severance Plan), a Participant receives:

•	The severance specified above, but payable in a single lump sum payment as soon as reasonably practicable following such termination date; and

•	The full acceleration of vesting of all outstanding equity-based awards granted to the Participant by the Company or any affiliate; provided, for any performance-based equity award, such award will vest based on the target amount.

In the event of a termination due to death or disability:

•	All outstanding equity-based awards granted to the Participant by the Company or any affiliate will vest on a pro-rated basis based on the number of full months of service completed during the applicable vesting period; provided, for any performance-based equity award, such award will vest also based on actual performance; and

•	Notwithstanding anything to the contrary in the applicable equity award agreement, any vested stock option or stock appreciation right granted will expire on the earlier of the last day of the “Option Period” or “SAR Period” and the one year after the termination date.

The right to receive payments and benefits under the Severance Plan also is subject to the Participant’s delivery and non-revocation of a valid release of claims, a non-compete and non-solicitation agreement and any other document deemed appropriate by the Administrator. Payments will be delayed until the effectiveness of the release and as required by Section 409A of the Internal Revenue Code of 1986, as amended. Upon a determination by the Administrator that the Participant has engaged in Detrimental Activity (as defined in the Severance Plan), the payments and benefits under the Severance Plan will cease and prior payments and benefits would be subject to recovery.

The foregoing summary of the material terms of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Amendment to Employment Agreement – M. Borseth

On July 24, 2023, the Company and J. Mark Borseth entered into an amendment (the “Borseth Amendment”) of that certain employment agreement between such parties, dated February 13, 2023 (the “Borseth Employment Agreement”).

The Borseth Amendment:

•	Extends the expiration date of the Borseth Employment Agreement from August 13, 2023 to December 31, 2023 (the “Extended Term”);

•	Provides that Mr. Borseth will continue to serve as the Company’s Interim Chief Financial Officer through the end of the Extended Term; provided, upon the start of employment of a permanent Chief Financial Officer during the Extended Term, Mr. Borseth will serve as a Strategic Advisor of the Company for the remainder of the Extended Term; and

•	Sets forth additional compensation for Mr. Borseth, including: (i) a grant of 213,212 restricted stock units, with 50% immediately vested and the remainder vesting as of December 27, 2023, subject to continuing employment through the vesting date (subject to acceleration of vesting upon specified termination events); (ii) an additional signing bonus of $100,000; and (iii) a guaranteed minimum annual bonus payment for 2023 of 75% of his target bonus.

The Borseth Amendment also confirms that Mr. Borseth is not a participant in the Severance Plan.

Except as amended by the Borseth Amendment, the Borseth Employment Agreement remains in full force and effect, the terms of which are summarized in the Company’s Current Report on Form 8-K/A filed on February 6, 2023. The foregoing summary of the material terms of the Borseth Amendment is qualified in its entirety by reference to the full text of the Borseth Amendment, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Form of Amendment to Employment Agreement (Specified Executive Officers)

10.2*	Form of Offer Letter (Specified Executive Officers)

10.3*	Latham Pool Products, Inc. Officer Severance Plan

10.4*	Amendment to Employment Agreement, by and between J. Mark Borseth and Latham Group, Inc., dated July 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith. Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2023

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President

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